                     SECURITY BENEFIT LIFE INSURANCE COMPANY

                       FLEXIBLE PREMIUM DEFERRED VARIABLE
                                ANNUITY CONTRACT

SBL'S PROMISE

In  consideration  of the  Purchase  Payments  and  the  application  (which  is incorporated  herein by  reference),  Security  Benefit Life  Insurance  Company
("SBL") will pay the benefits of this Contract according to its terms.

LEGAL CONTRACT

PLEASE READ YOUR CONTRACT  CAREFULLY.  It is a legal  Contract  between you, the
Owner, and us, SBL. The Contract's table of contents is on page 2.

FREE LOOK PERIOD-RIGHT TO CANCEL

YOU MAY RETURN THIS CONTRACT WITHIN 10 DAYS AFTER YOU RECEIVE IT. YOU MAY RETURN
THE CONTRACT BY  DELIVERING  OR MAILING IT TO SBL.  THIS  CONTRACT  WILL THEN BE
DEEMED VOID FROM THE  BEGINNING.  NO WITHDRAWAL  CHARGE WILL BE IMPOSED,  AND WE
WILL REFUND YOUR CONTRACT  VALUE,  INCLUDING ANY FEES AND/OR CHARGES FOR PREMIUM
TAX THAT WERE DEDUCTED FROM THAT  CONTRACT  VALUE,  LESS THE VALUE OF ANY CREDIT
ENHANCEMENTS  MADE INTO THE  CONTRACT,  AS OF THE DATE WE RECEIVE  THE  RETURNED
CONTRACT.

Signed for Security Benefit Life Insurance Company on the Contract Date.

          ROGER K. VIOLA                               KRIS A. ROBBINS
            Secretary                                     President

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*  Investment Experience is Reflected in Benefits

*  Variable and Fixed Accumulation  Before the Annuity Start Date;  Variable and
   Fixed Annuity Payments Thereafter

*  Death Benefit Proceeds are Payable Before the Annuity Start Date

*  This Contract is Non-Participating

BENEFITS  AND VALUES  PROVIDED  BY THIS  CONTRACT  MAY BE ON A  VARIABLE  BASIS.
AMOUNTS DIRECTED INTO ONE OR MORE OF THE SUBACCOUNTS WILL REFLECT THE INVESTMENT
EXPERIENCE OF THOSE SUBACCOUNTS.  THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE
NOT GUARANTEED AS TO DOLLAR AMOUNT. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS"
AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBL LOGO]
                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                  700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461

    The variable annuity covered by this Contract is the subject of a pending patent application in the United States Patent and Trademark Office.

V6029 (11-00)U

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                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

AMENDMENTS OR RIDERS, if any

V6029 (11-00)U

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                               CONTRACT DATA PAGE
--------------------------------------------------------------------------------

OWNER NAME:                                    CONTRACT NUMBER:
Jane Doe                                       123456789

JOINT OWNER NAME:                              CONTRACT DATE:
John Doe                                       July 1, 1999

ANNUITANT NAME:                                ANNUITY START DATE:
Jane Doe

ANNUITANT DATE OF BIRTH:                       PLAN:
October 5, 1960                                Non-Qualified

                                               ASSIGNMENT:
                                               This Contract may be assigned.
                                               See assignment provision.

PRIMARY BENEFICIARY NAME:                      FIXED ACCOUNT:
Jenny Doe                                      The Fixed Account is [is not]
                                               available under this Contract.

                                               ANNUITY OPTION:
                                               Option 2
--------------------------------------------------------------------------------

FIRST PURCHASE PAYMENT.......................  $10,000

MINIMUM SUBSEQUENT PURCHASE PAYMENT..........  $500 ($50 under an automatic investment program)

FREE WITHDRAWAL PERCENTAGE...................  10%

GUARANTEED RATE..............................  3%

SEPARATE ACCOUNT.............................  Variable Annuity Account XIV

ADMINISTRATION CHARGE........................  0.15% Annually

ACCOUNT ADMINISTRATION CHARGE................  $30 Annually*

WITHDRAWAL CHARGE
  Age of Purchase Payment in Years...........  1   2   3   4   5   6   7   8
  Withdrawal Charge..........................  7%  7%  6%  5%  4%  3%  2%  0%

MORTALITY AND EXPENSE RISK CHARGE
  CONTRACT VALUE
    Less than $25,000........................  0.85% Annually
    At least $25,000 but less than $100,000..  0.70% Annually
    $100,000 or more.........................  0.60% Annually ("Minimum Charge")
  AFTER ANNUITY START DATE
    FOR OPTIONS 1-4, 7 & 8...................  1.25% Annually

RIDER CHARGES -

None Selected; or

[Any Rider(s) selected by the Applicant will
print on this Contract Data Page. Available
Riders are listed on Exhibit "C."]

MAXIMUM RIDER CHARGE.........................  1.00% Annually

BASIS OF ANNUITY TABLES......................  1983 (a) Mortality Table with mortality improvement under
                                               Projection Scale G

ASSUMED INTEREST RATE........................  3.5% annually

SUBACCOUNTS:

   See Exhibit "A"

METHOD FOR DEDUCTING ACCOUNT CHARGE:

  *The  Account  Charge is  deducted at each  Contract  Anniversary.  A pro rata
   Account Charge is deducted:

     (1)  upon a full Withdrawal of Contract Value;

     (2)  when a Contract has been in force for less than a full Contract Year;

     (3)  upon the Annuity  Start Date if one of Annuity  Options 1 through 4, 7 or 8 is chosen; and

     (4)  upon payment of a death benefit.

The Account  Charge will be waived if Contract Value is $50,000 or more upon the date the Account Charge is to be deducted.

V6029A (11-00)U

                                    EXHIBIT A

SUBACCOUNTS  #1: Product is selected by the Applicant and the appropriate set of
Subaccounts will be shown on the Specifications page 3/3A and the Application.

  Money Market               Equity                             Mid Cap Growth
  Diversified Income         Main Street Growth and Income(R)   Global
  High Yield                 Large Cap Growth                   International
  Global Strategic Income    Enhanced Index                     Technology
  Managed Asset Allocation   Capital Growth                     Small Cap Value
  Equity Income              Select 25                          Small Cap Growth
  Global Total Return        Social Awareness
  Large Cap Value            Mid Cap Value

SUBACCOUNTS #2: as selected by the Applicant.

   1.  AIM V.I. Capital Appreciation         19.  Rydex Banking
   2.  Federated High Income Bond II         20.  Rydex Basic Materials
   3.  Federated U.S. Government             21.  Rydex Biotechnology
         Securities II                       22.  Rydex Consumer Products
   4.  Fidelity VIP II Contrafund            23.  Rydex Electronics
   5.  Fidelity VIP II Index 500             24.  Rydex Energy
   6.  Fidelity VIP II Investment            25.  Rydex Energy Services
         Grade Bond                          26.  Rydex Financial Services
   7.  Fidelity VIP II Growth                27.  Rydex Health Care
         Opportunities                       28.  Rydex Internet
   8.  Franklin Small Cap                    29.  Rydex Leisure
   9.  Neuberger Berman Guardian             30.  Rydex Precious Metals
  10.  Neuberger Berman Partners             31.  Rydex Retailing
  11.  OppenheimerFunds Global               32.  Rydex Technology
  12.  Money Market                          33.  Rydex Telecommunications
  13.  Rydex Arktos                          34.  Rydex Transportation
  14.  Rydex Nova                            35.  Rydex Utilities
  15.  Rydex OTC                             36.  Strong Opportunity II
  16.  Rydex Ursa                            37.  Templeton Developing Markets
  17.  Rydex Large Cap Europe                38.  Templeton International
  18.  Rydex Large Cap Japan

                                    EXHIBIT B

One of the  following  will  be  shown  on the  Specifications  Page 3 when  the
Alternate Withdrawal Charge Rider is selected by Applicant:

0-YEAR ALTERNATE WITHDRAWAL CHARGE RIDER
  Age of Purchase Payment in Years...........  1+
  Withdrawal Charge..........................  0%

3-YEAR ALTERNATE WITHDRAWAL CHARGE RIDER
  Age of Purchase Payment in Years...........  1   2   3   4+
  Withdrawal Charge..........................  7%  6%  5%  0%

                                    EXHIBIT C

Any Rider(s)  selected by the  Applicant  will print on the  Contract  Data Page
3/3A, as shown below in the left-hand  column.  The right-hand  column shows the maximum  percentage  that  may  be  charged  for  the  product  selected  by the
Applicant.

--------------------------------------------------------------------------------
                                                                  MAXIMUM
--------------------------------------------------------------------------------
Guaranteed Minimum Income Benefit Rider at 3%                     0.25% Annually
--------------------------------------------------------------------------------
Guaranteed Minimum Income Benefit Rider at 5%                     0.40% Annually
--------------------------------------------------------------------------------
Waiver of Surrender Charge Endorsement,
  Terminal Illness Rider, Disability Rider*                       0.05% Annually
--------------------------------------------------------------------------------
Annual Stepped Up Death Benefit Rider                             0.25% Annually
--------------------------------------------------------------------------------
Guaranteed Growth Death Benefit Rider at 3%                       0.15% Annually
--------------------------------------------------------------------------------
Guaranteed Growth Death Benefit Rider at 5%                       0.25% Annually
--------------------------------------------------------------------------------
Guaranteed Growth Death Benefit Rider at 6%                       0.30% Annually
--------------------------------------------------------------------------------
Guaranteed Growth Death Benefit Rider at 7%                       0.35% Annually
--------------------------------------------------------------------------------
Combo Annual Stepped Up and Guaranteed Growth
  (at 5%) Death Benefit Rider                                     0.30% Annually
--------------------------------------------------------------------------------
Credit Enhancement Rider at 3%                                    0.45% Annually
--------------------------------------------------------------------------------
Credit Enhancement Rider at 4%                                    0.60% Annually
--------------------------------------------------------------------------------
Credit Enhancement Rider at 5%                                    0.75% Annually
--------------------------------------------------------------------------------
0-year Alternate Withdrawal Charge Rider                          0.50% Annually
--------------------------------------------------------------------------------
3-year Alternate Withdrawal Charge Rider                          0.40% Annually
--------------------------------------------------------------------------------
*This selection includes all three listed.

                                    EXHIBIT D

as shown on the  Specifications  page 3 when product  using  Subaccounts  #2 are selected by the Applicant.

ADMINISTRATION CHARGE........................  0.60%

                                    EXHIBIT E

as shown on the  Specifications  page 3 when product  using  Subaccounts  #2 are selected by the Applicant.

MORTALITY AND EXPENSE RISK CHARGE
  CONTRACT VALUE
    Less than $25,000........................  1.10% Annually
    At least $25,000 but less than $100,000..  0.95% Annually
    $100,000 or more.........................  0.85% Annually ("Minimum Charge")
  AFTER ANNUITY START DATE
    FOR OPTIONS 1-4, 7 & 8...................  1.40% Annually

--------------------------------------------------------------------------------
DEFINITIONS
--------------------------------------------------------------------------------

ACCOUNT

One of the Subaccounts or the Fixed Account.

ACCUMULATION UNIT

A unit of measure used to compute Separate Account Contract Value.

ANNUITANT

The person you name on whose life Annuity Payments may be determined. Please see
"Annuity Benefit Provisions" on page 19.

ANNUITY START AMOUNT

Contract  Value as of the  Annuity  Start  Date,  less any  Premium  tax and, if applicable, any pro rata Account Charge.

ANNUITY OPTION

A set of provisions that form the basis for making Annuity Payments.  Please see
"Annuity Options" on page 19.

ANNUITY PAYMENTS

Payments made beginning on the Annuity Start Date according to the provisions of the Annuity Option  selected.  Annuity Payments are made on the same day of each month, on a monthly, quarterly, semiannual or annual basis.

ANNUITY START DATE

The date on which Annuity Payments begin as elected by the Owner.

ANNUITY UNIT

A unit of measure used to compute Variable Annuity Payments.

AUTOMATIC TRANSFERS

Transfers among the Subaccounts  and the Fixed Account made  automatically.  SBL makes  Automatic  Transfers  on a periodic  basis at the written  request of the
Owner. SBL may discontinue, modify or suspend Automatic Transfers.

COMPANY

Security Benefit Life Insurance Company, 700 SW Harrison Street,  Topeka, Kansas
66636-0001.

CONTRACT ANNIVERSARY

The same date in each subsequent year as your Contract Date.

CONTRACT DATE

The date the Contract begins. The Contract Date is shown on page 3.

CONTRACT VALUE

The total  value of your  Contract,  which  includes  amounts  allocated  to the
Subaccounts  and the Fixed  Account.  SBL  determines  Contract Value as of each
Valuation Date.

CONTRACT YEAR

Contract Years are measured from the Contract Date.

CURRENT INTEREST

SBL will declare the rate of Current Interest, if any, from time to time.

DESIGNATED BENEFICIARY

Upon the death of the Owner or Joint Owner,  the Designated  Beneficiary will be the first person on the following list who is alive on the date of death:

   1.  Owner;

   2.  Joint Owner;

   3.  Primary Beneficiary;

   4.  Contingent Beneficiary;

   5.  Annuitant; and

   6.  The Owner's estate if no one listed above is alive.

The Designated  Beneficiary receives a death benefit upon the death of the Owner prior  to  the  Annuity  Start  Date.  Please  see  "Ownership,  Annuitant,  and
Beneficiary Provisions" on page 10 and "Death Benefit Provisions" on page 18.

FIXED ACCOUNT

An account that is part of SBL's General  Account.  SBL guarantees  that it will credit  interest on Contract  Value  allocated to the Fixed Account at an annual rate at least equal to the Guaranteed Rate set forth on page 3.

GENERAL ACCOUNT

All assets of SBL other  than those  allocated  to the  Separate  Account or any other separate account of SBL.

GUARANTEE PERIOD

Current  Interest,  if  declared,  is fixed for  rolling  periods of one or more years,  referred to as Guarantee  Periods.  SBL may offer  Guarantee  Periods of different  durations.  The  Guarantee  Period that applies to any Fixed  Account
Contract Value:

   (1)  starts on the date that such  Contract  Value is  allocated to the Fixed
        Account pursuant to:

        (a)  a Purchase Payment Received by SBL; or

        (b)  a Transfer to the Fixed Account; and

   (2)  ends  on the  last  day of the  same  month  in the  year in  which  the
        Guarantee Period expires.

When any Guarantee  Period expires,  a new Guarantee Period shall start for such
Contract Value on the date that follows such expiration  date. Such period shall end on the immediately  preceding date in the year in which the Guarantee Period expires.  For example,  assuming a one-year  Guarantee  Period,  Contract  Value transferred  to the  Fixed  Account  on June 1  would  have a  Guarantee  Period starting  on that  date  and  ending  on June 30 of the  following  year.  A new
Guarantee  Period for such Contract Value would start on July 1 of that year and end on June 30 of the following year.

HOME OFFICE

The address of SBL's Home Office is Security Benefit Life Insurance Company, 700
SW Harrison Street, Topeka, Kansas 66636-0001.

JOINT OWNER

The Joint Owner,  if any,  shares an undivided  interest in the entire  Contract with the Owner.  The Joint Owner,  if any, is named on page 3. Please see "Joint
Ownership" provisions on page 10.

NONNATURAL PERSON

Any group or entity that is not a living person, such as a trust or corporation.

OWNER

The person(s) who has (have) all rights under this Contract. The Owner as of the
Contract Date is named on page 3. Please see  "Ownership"  provisions on page 10 and the definition of "Joint Owner," above.

PREMIUM TAX

Any Premium tax levied by a state or other governmental entity.

PURCHASE PAYMENT

Money Received by SBL and applied to the Contract.

RECEIVED BY SBL

Receipt by SBL in good order at its Home Office, 700 SW Harrison Street, Topeka,
Kansas 66636-0001.

SEPARATE ACCOUNT

A separate  account  established  and  maintained  by SBL under  Kansas law. The
Separate  Account as set forth on page 3 is registered  with the  Securities and
Exchange  Commission  under  the  Investment  Company  Act  of  1940  as a  Unit
Investment  Trust.  It  was  established  by  SBL to  support  variable  annuity contracts.  SBL owns the assets of the Separate Account and maintains them apart from the assets of its General  Account  and its other  separate  accounts.  The assets held in the Separate  Account  equal to the  reserves and other  Contract liabilities  with  respect  to the  Separate  Account  may not be  charged  with liabilities arising from any other business SBL may conduct. Income and realized and unrealized gains and losses from assets in the Separate Account are credited to, or charged against, the Separate Account without regard to the income, gains or losses from SBL's General Account or its other separate accounts.

The  Separate  Account is divided into  Subaccounts  shown on page 3. Income and realized  and  unrealized  gains and losses from assets in each  Subaccount  are credited to, or charged against, the Subaccounts without regard to income, gains or losses in the other Subaccounts. SBL has the right to transfer to its General
Account any assets of the  Separate  Account  that are in excess of the reserves and other Contract  liabilities with respect to the Separate Account.  The value of the assets in the Separate Account is determined on each Valuation Date as of the end of each Valuation Date.

SUBACCOUNTS

The  Separate  Account is divided  into  Subaccounts  which  invest in shares of mutual  funds.  Each  Subaccount  may invest  its assets in a separate  class or series of a designated  mutual fund or funds.  The Subaccounts are shown on page
3. Subject to the regulatory  requirements then in force, SBL reserves the right to:

   1.  change or add designated mutual funds or other investment vehicles;

   2.  add, remove or combine Subaccounts;

   3.  add,  delete  or make  substitutions  for  securities  that  are  held or purchased by the Separate Account or any Subaccount;

   4.  operate the Separate Account as a management investment company;

   5.  combine the assets of the Separate  Account with other separate  accounts of SBL or an affiliate thereof;

   6.  restrict or eliminate  any voting rights of the Owner with respect to the
       Separate  Account  or other  persons  who have  voting  rights  as to the
       Separate Account; and

   7.  terminate and liquidate any Subaccount.

If any of these changes result in a material change to the Separate Account or a
Subaccount,  SBL  will  notify  you of the  change.  SBL  will  not  change  the investment  policy of any Subaccount in any material  respect without  complying with the filing and other procedures of the insurance regulators of the state of issue.

TRANSFER

A Transfer  of Contract  Value of one  Subaccount  or the Fixed  Account for the
equivalent  dollar amount of Contract  Value of another  Subaccount or the Fixed
Account.

VALUATION DATE

A Valuation  Date is each day the New York Stock  Exchange and SBL's Home Office are open for business.

VALUATION PERIOD

A Valuation  Period is the interval of time from one Valuation  Date to the next
Valuation Date.

WITHDRAWAL

A  Withdrawal  of Contract  Value in the dollar  amount  specified by the Owner.
Withdrawals include Systematic Withdrawals.  See "Withdrawal Provisions" on page
16.

--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT

The entire  Contract  between the Owner and SBL consists of this  Contract,  the
Application  (which is  incorporated  herein by reference),  and any Amendments,
Endorsements  or Riders to the Contract.  All statements made in the Application will, in the absence of fraud, as ruled by a court of competent jurisdiction, be deemed representations and not warranties.  SBL will use no statement made by or on  behalf  of the  Owner to void  this  Contract  unless  it is in the  written
Application.  Any  change in the  Contract  can be made  only  with the  written consent of the President, a Vice President, or the Secretary of SBL.

The Purchase  Payment(s) and the Application must be acceptable to SBL under its rules and  practices.  If they are not,  SBL's  liability  shall be limited to a return of the Purchase Payment(s).

COMPLIANCE

SBL reserves the right to make any change to the  provisions of this Contract to comply with or give the Owner the benefit of any federal or state statute,  rule or regulation.  This includes,  but is not limited to,  requirements for annuity contracts  under the Internal  Revenue  Code or the laws of any state.  SBL will provide  the  Owner  with a copy of any such  change  and will  also file such a change  with the  insurance  regulatory  officials  of the  state  in which  the
Contract is delivered.

MISSTATEMENT OF AGE

If the age of the Annuitant has been misstated, payments shall be adjusted, when allowed by law,  to the amount  which would have been  provided  for the correct age.  Proof of the age of an  Annuitant  may be required at any time,  in a form suitable to SBL. If payments  have already  commenced and the  misstatement  has caused an underpayment, the full amount due will be paid with the next scheduled payment. If the misstatement has caused an overpayment, the full amount due will be deducted from one or more future payments.

EVIDENCE OF SURVIVAL

Before  SBL makes a payment,  it has the right to  require  proof of the life or death of any person whose life or death determines  whether,  or to whom, or how much SBL must pay under this Contract.

INCONTESTABILITY

SBL will not contest the validity of this Contract.

ASSIGNMENT

No Assignment  under this Contract is binding unless Received by SBL in writing.
SBL assumes no responsibility for the validity,  legality,  or tax status of any
Assignment.  The Assignment  will be subject to any payment made or other action taken by SBL before the Assignment is Received by SBL. Once filed, the rights of the Owner are  subject  to the  Assignment.  Any  claim is  subject  to proof of interest of the  assignee.  If the Contract has been  absolutely  assigned,  the assignee becomes the Owner.

OWNERSHIP OF ASSETS

SBL is the sole owner of the assets of the Fixed Account. SBL has the sole right to control, manage or administer such assets.

TRANSFERS

The Owner may Transfer  Contract  Value among the Fixed Account and  Subaccounts upon  written  request or under  other  methods  allowed by SBL,  subject to the following.

SBL reserves the right to:

   (1)  limit the amount  that may be  subject to  Transfer  to  $1,000,000  per
        Transfer without SBL's approval;

   (2)  limit the number of Transfers per Contract Year to 14; and

   (3)  suspend Transfers.

Transfers must be at least $500 or if less:

   (1)  the amount remaining in the Subaccount; or

   (2)  the amount of Fixed Account  Contract  Value,  the  Guarantee  Period of
        which expires in the calendar month in which the Transfer is effected.

Contract Value may be transferred from the Fixed Account only:

   (1)  during  the  calendar  month in which the  applicable  Guarantee  Period expires; or

   (2)  pursuant to an Automatic Transfer.

In the event of an  Automatic  Transfer,  Transfers  of Contract  Value from the
Fixed Account shall be made:

   (1)  first from Fixed Account  Contract Value for which the Guarantee  Period expires during the calendar month during which the Transfer is effected;

   (2)  then in the order that starts with Fixed Account Contract Value that has the  longest  amount  of time  remaining  before  its  Guarantee  Period expires; and

   (3)  ends with that which has the least amount of time  remaining  before its
        Guarantee Period expires.

SBL will effect a Transfer to or from a Subaccount on the basis of  Accumulation
Unit  Value  determined  as of the end of the  Valuation  Period  in  which  the
Transfer  request is Received by SBL. SBL will effect a Transfer  from the Fixed
Account  on the  basis  of  Fixed  Account  Contract  Value as of the end of the
Valuation Period in which the Transfer request is Received by SBL. Transfers are effected  as of the  close of the  Valuation  Period  in which  all  information required to make the Transfer is Received by SBL.

After the Annuity  Start Date,  you may  Transfer  Annuity  Units only among the
Subaccounts.

CLAIMS OF CREDITORS

The Contract  Value and other  benefits  under this Contract are exempt from the claims of creditors to the extent allowed by law.

BASIS OF VALUES

A detailed  statement  showing how values are determined has been filed with the state insurance departments. All values and reserves are at least equal to those required by the laws of the state in which this Contract is issued.

PARTICIPATION

This Contract is not participating.

STATEMENTS

At least  once per year prior to the  Annuity  Start  Date,  SBL will send you a report that will show your Contract Value and any other information  required by law. After the Annuity Start Date, we will send you any information  that may be required.

DELAY OF PAYMENT

Generally, payments and Transfers will be made within seven days from receipt of the payment and/or request in a form  satisfactory to us. SBL reserves the right to suspend a Transfer or delay  payment of a Withdrawal  from  Separate  Account
Contract Value for any period:

   1.  when the New York Stock Exchange is closed; or

   2.  when trading on the New York Stock Exchange is restricted; or

   3.  when an emergency exists as a result of which:

       (a)  disposal  of  securities  held  in  the  Separate   Account  is  not
            reasonably practicable; or

       (b)  it is not  reasonably  practicable to fairly value the net assets of the Separate Account; or

   4.  during any other period when the Securities and Exchange  Commission,  by order, so permits to protect owners of securities.

Rules and  regulations of the Securities and Exchange  Commission will govern as to whether the  conditions  set forth  above  exist.  SBL may delay  payments or
Transfers from the Fixed Account (which would include payment of your Withdrawal proceeds and Transfers from the Fixed Account, loans, fixed annuity payments and lump sum death benefit  payments unless state law requires  otherwise) for up to six months after the requested  effective  date of the  transaction.  Any amount delayed  will, as long as it is held under the Fixed  Account,  continue to earn interest  at the  Current  Rate then in effect  until the  applicable  Guarantee
Period in effect has ended,  and not less than the Guaranteed  Rate on an annual basis thereafter.

--------------------------------------------------------------------------------
OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP

During the Owner's lifetime, all rights and privileges under the Contract may be exercised only by the Owner.  If the purchaser  names someone other than himself or herself as Owner,  the purchaser has no rights in the Contract.  No Owner may be older than age 90 on the Contract Date.

JOINT OWNERSHIP

If a Joint  Owner is named in the  application,  then the Owner and Joint  Owner share an undivided  interest in the entire Contract as joint tenants with rights of  survivorship.  When an Owner and Joint Owner have been named, SBL will honor only  requests  for changes and the exercise of other  Ownership  rights made by both the Owner and Joint Owner.  When a Joint Owner is named,  all references to
"Owner"  throughout this Contract should be construed to mean both the Owner and
Joint  Owner,  except for the  "Statements"  provision  on page 9 and the "Death
Benefit Provisions" on page 18.

ANNUITANT

The  Annuitant is named on page 3. The Owner may change the  Annuitant  prior to the Annuity Start Date.  The request for this change must be made in writing and
Received by SBL at least 30 days prior to the Annuity  Start Date.  No Annuitant may be  named  who is more  than 90 years  old on the  Contract  Date.  When the
Annuitant  dies  prior to the  Annuity  Start  Date,  the Owner  must name a new
Annuitant within 30 days or, if sooner,  by the Annuity Start Date, except where the Owner is a Nonnatural  Person.  If a new  Annuitant is not named,  the Owner becomes the Annuitant.

PRIMARY AND CONTINGENT BENEFICIARIES

The Primary Beneficiary is named on page 3. The Owner may change any Beneficiary as  described in  "Ownership  and  Beneficiary  Changes"  below.  If the Primary
Beneficiary  dies prior to the Owner,  the  Contingent  Beneficiary  becomes the
Primary Beneficiary.  Unless the Owner directs otherwise,  when there are two or more Primary Beneficiaries, they will receive equal shares.

OWNERSHIP AND BENEFICIARY CHANGES

Subject to the terms of any existing Assignment, you may name a new Owner, a new
Primary Beneficiary or a new Contingent  Beneficiary;  provided that you may not change or remove an irrevocable Beneficiary without obtaining his or her written consent in a form acceptable to us. Any new choice of Owner, Primary Beneficiary or Contingent  Beneficiary will revoke any prior choice. Any change must be made in writing and recorded at the Home Office.  The change will become effective as of the date the written request is signed, whether or not the Owner is living at the time the  change  is  recorded.  A new  choice  of  Primary  Beneficiary  or
Contingent Beneficiary will not apply to any payment made or action taken by SBL prior to the time it was  recorded.  SBL may require the Contract be returned so these changes may be made.

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PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

FLEXIBLE PURCHASE PAYMENTS

This  Contract  will not be in force  until we  receive  at our Home  Office the initial Purchase Payment.  You may make additional Purchase Payments at any time before the Annuity Start Date,  while the Owner is living,  and this Contract is in force.  Purchase  Payments are payable in U.S.  dollars and checks  should be made payable to SBL.

PURCHASE PAYMENT LIMITATIONS

Purchase  Payments  exceeding  $1,000,000  will not be  accepted  without  prior approval by SBL. The Minimum Subsequent Purchase Payment amount is shown on page
3.

PURCHASE PAYMENT ALLOCATION

Purchase Payments will be allocated among the Fixed Account and the Subaccounts.
The allocations  may be a whole dollar amount or a whole  percentage and no less than $25 per Purchase Payment may be allocated to any Account. Purchase Payments will be allocated  according to the Owner's  instructions  in the Application or more  recent  instructions,  if any.  The Owner may  change the  allocations  by written notice to SBL.

PLACE OF PAYMENT

All  Purchase  Payments  under this  Contract  are to be paid to SBL at its Home
Office.  Purchase  Payments after the initial Purchase Payment are applied as of the end of the Valuation Period during which they are Received by SBL.

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS
--------------------------------------------------------------------------------

CONTRACT VALUE

Your Contract Value on any Valuation Date is the sum of:

   (1)  your Separate Account Contract Value on that date; and

   (2)  your Fixed Account Contract Value on that date.

At any time after the first  Contract Year, SBL reserves the right to pay to the
Owner the Contract Value as a lump sum if it is below $2,000.

FIXED ACCOUNT CONTRACT VALUE

On any Valuation  Date, the Fixed Account  Contract Value is equal to the amount of the  initial  Purchase  Payment  allocated  under the  Contract  to the Fixed
Account,

PLUS:

   1.  any other  Purchase  Payments  allocated  under the Contract to the Fixed
       Account;

   2.  any Transfers from the Separate Account to the Fixed Account; and

   3.  any Current Interest credited to the Fixed Account.

LESS:

   1.  any Withdrawals,  including  Withdrawal Charges,  deducted from the Fixed
       Account;

   2.  any Transfers from the Fixed Account to the Separate Account;

   3.  any amount  applied as  Annuity  Start  Amount  under  Annuity  Options 1 through 4, 7 or 8;

   4.  any Annuity Payments under Annuity Options 5 and 6; and

   5.  any Premium tax and Account Charge.

FIXED ACCOUNT INTEREST CREDITING

SBL shall credit  Current  Interest on Fixed Account  Contract  Value on a daily basis.  Current  Interest will be credited  from the  Valuation  Date on which a
Purchase Payment is applied to the date of Withdrawal,  Transfer, or application as Annuity Start Amount.

SBL shall credit  interest on Fixed Account  Contract Value at an annual rate at least equal to the  Guaranteed  Rate shown on page 3. Also,  SBL may in its sole judgment credit Current Interest at a rate in excess of the Guaranteed Rate. The rate of Current  Interest,  if  declared  shall be fixed  during  the  Guarantee
Period.  Fixed Account  Contract Value shall earn Current  Interest  during each
Guarantee  Period at the rate,  if any,  declared by SBL on the first day of the
Guarantee Period.

SBL may  credit  Current  Interest  on  Contract  Value  that was  allocated  or transferred  to the Fixed  Account  during one period at a  different  rate than amounts  allocated or transferred to the Fixed Account in another period.  Also,
SBL may credit  Current  Interest on Fixed Account  Contract  Value at different rates based upon the length of the Guarantee Period. SBL will deduct any charges for Riders from  Current  Interest.  Therefore,  at any time,  portions of Fixed
Account  Contract Value may be earning Current Interest at different rates based upon the period during which such portions were  allocated or transferred to the
Fixed Account, the length of the Guarantee Period and the Riders selected by the
Owner.

SEPARATE ACCOUNT CONTRACT VALUE

On any Valuation  Date,  the Separate  Account  Contract Value is the sum of the
then current value of the  Accumulation  Units  allocated to each Subaccount for this Contract.  For example, if 100 Accumulation Units were allocated to each of the Money Market and Equity  Subaccounts as of June 1, Separate Account Contract
Value as of that date would be determined as follows:

                     NUMBER OF          ACCUMULATION UNIT
SUBACCOUNT       ACCUMULATION UNITS     VALUE AS OF JUNE 1     SUBACCOUNT VALUE
----------       ------------------     ------------------     ----------------
Money Market            100                    $10                  $1,000
Equity                  100                    $12                  $1,200
                                                                    ------
Separate Account Contract Value as of June 1...................     $2,200

ACCUMULATION UNIT VALUE

The initial  Accumulation  Unit Value for each  Subaccount  was set by SBL.  The
Accumulation Unit Value for any subsequent  Valuation Date is equal to (1) times
(2) where:

   1.  is the Accumulation  Unit Value  determined on the immediately  preceding
       Valuation Date; and

   2.  is the Net  Investment  Factor as of the  Valuation  Date with respect to which Accumulation Unit Value is being determined.

The Accumulation Unit Value for any subsequent Valuation Date which is a Payable
Date is further adjusted by deducting any dividend  declared as of the preceding
Record  Date.  See "Method of  Deducting  Mortality  and Expense  Risk and Rider
Charges."

NET INVESTMENT FACTOR

The Net  Investment  Factor for any  Subaccount  as of the end of any  Valuation
Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

   1.  is equal to:

       a.  the  net  asset  value  per  share  of the  mutual  fund  held in the
           Subaccount, found as of the end of the current Valuation Period; plus

       b.  the per share amount of any  dividend or capital  gain  distributions paid by the Subaccount's  underlying mutual fund that is not included in the net asset value per share; plus or minus

       c.  a per share charge or credit for any taxes  reserved  for,  which SBL deems to have resulted from the operation of the Separate  Account or the Subaccounts;  operations of SBL with respect to the Contract;  or the payment of premiums or acquisition costs under the Contract.

   2.  is the net asset value per share of the  Subaccount's  underlying  mutual fund as of the end of the prior Valuation Period.

   3.  is  a  daily  factor  which  is  deducted   from  the  Separate   Account
       representing  the Minimum  Charge for  mortality and expense risk and the
       Administration Charge.

The  Accumulation  Unit Value may increase or decrease from one Valuation Period to the next.

DETERMINING ACCUMULATION UNITS

The number of Accumulation  Units allocated to a Subaccount  under this Contract is found by dividing:

   (1)  the amount allocated to, or deducted from, the Subaccount; by

   (2)  the  Accumulation  Unit  Value for the  Subaccount  as of the end of the
        Valuation  Period during which the amount is allocated or deducted under the Contract.

The number of Accumulation  Units  allocated to a Subaccount  under the Contract will not change as a result of  investment  experience.  Events  that change the number of Accumulation Units are:

   1.  Purchase Payments that are applied to the Subaccount;

   2.  Contract Value that is Transferred into or out of the Subaccount;

   3.  Withdrawals and applicable  Withdrawal Charges that are deducted from the
       Subaccount;

   4.  Annuity Payments made from the Subaccount under Annuity Options 5 and 6;

   5.  Annuity  Start  Amount  applied  from the  Subaccount  to one of  Annuity
       Options 1 through 4, 7 or 8;

   6.  Premium tax and Account  Charges that are deducted  from the  Subaccount;
       and

   7.  Reinvestment of dividends that are paid by the Subaccount.

MORTALITY AND EXPENSE RISK CHARGE

SBL will deduct a Mortality  and  Expense  Risk Charge as shown on the  Contract
Data page against your Contract  Value held in the  Subaccounts.  This charge is guaranteed not to increase.

RIDER CHARGE

SBL will deduct a charge for Riders as shown on the  Contract  Data page against your Contract Value held in the  Subaccounts.  This charge will be deducted from
Current  Interest with respect to your Contract Value held in the Fixed Account.
The amount of the charge  for  Riders is based upon the Riders  selected  by the
Owner on the  application  or as otherwise  permitted by SBL. The charge for any
Rider is guaranteed not to increase after it has been issued. You may not select
Riders with a total  charge that  exceeds the Maximum  Rider Charge set forth on the Contract Data page.

METHOD OF DEDUCTING MORTALITY AND EXPENSE RISK AND RIDER CHARGES

The Minimum  Charge for mortality and expense risk as shown on the Contract Data page will be computed and deducted from each  Subaccount on each Valuation Date.
The  Minimum  Charge  is  factored  into the  Accumulation  Unit  Values on each
Valuation Date.

Any charge for  mortality  and expense risk or Riders  above the Minimum  Charge
("Excess  Charge")  will  be  deducted  from  monthly  dividends  paid  by,  and reinvested  in, the  respective  Subaccounts.  Dividends are declared by SBL and paid  monthly by the  Subaccounts  for the purpose of deducting  any  applicable
Excess Charge.

The amount of the Excess Charge is determined by adding:

   (1)  the total charge for all Riders selected by the Owner; and

   (2)  the applicable mortality and expense risk charge; and subtracting

   (3)  the Minimum Charge.

The applicable mortality and expense risk charge, which is based upon the amount of  Contract  Value as of the  date  the  charge  is  deducted,  is shown on the
Contract  Data page.  The Excess  Charge is a  percentage  on an annual basis of
Contract Value allocated to each Subaccount as of the Payable Date.

SBL will declare a dividend for each  Subaccount on one  Valuation  Date of each calendar  month  ("Record  Date").  SBL will pay the  dividend  on a  subsequent
Valuation Date ("Payable  Date") within five Valuation Dates of the Record Date.
Such dividend will be declared as a dollar amount per Accumulation Unit.

For each Subaccount, any Owner as of the Record Date will receive on the Payable
Date a net dividend equal to:

   (1)  the amount of dividend per Accumulation Unit; times

   (2)  the number of  Accumulation  Units allocated to the Subaccount as of the
        Record Date; less

   (3)  the amount of the Excess Charge for that  Subaccount;  provided that SBL will not deduct any Excess Charge from the first dividend  following the
        Contract Date.

The net dividend will be reinvested on the Payable Date at the Accumulation Unit
Value  determined as of the close of the Payable Date in  Accumulation  Units of the Subaccount.

SBL  reserves  the right to  compute  and deduct  the  Excess  Charge  from each
Subaccount on each  Valuation  Date in lieu of the method  discussed  above,  in which event the charge would be factored  into the  Accumulation  Unit Values on each Valuation Date.

                                     EXAMPLE

Assuming  Contract  Value of $50,000  allocated to the Equity  Subaccount and no
Riders, the Excess Charge would be computed as follows:

               Mortality and Expense Risk Charge; plus      0.70%
               Riders; less                                +  N/A
               Minimum Charge                              -0.60%
                                                           ------
               Excess Charge on Annual Basis                0.10%

Further assuming 5,000 Accumulation Units with an Accumulation Unit Value of $10 per unit on  December  30 and a gross  dividend  of $0.25 per unit  declared  on
December 31 (Record Date), the net dividend amount would be as follows:

               Gross Dividend Per Unit; less            $    0.25
               Excess Charge Per Unit                  -$ 0.00085
                                                         --------
               Net Dividend Per Unit; times             $ 0.24915
               Number of Accumulation Units            x    5,000
                                                         --------
               Net Dividend Amount                      $1,245.75

Accumulation Unit Value as of Valuation Date before Record Date           $10.00
Accumulation Unit Value as of Payable Date                                $ 9.75

The net dividend  amount would be reinvested on the Payable Date in Accumulation
Units of the Equity  Subaccount,  as follows:  $0.24915  (net dividend per unit)
divided by $9.75  (Accumulation  Unit value as of the Payable  Date) times 5,000
Units  equals  127.769   Accumulation   Units.  On  the  Payable  Date,  127.769
Accumulation  Units  are  added  to  Contract  Value  for a total  of  5,127.769
Accumulation  Units  after  the  dividend  reinvestment.  Contract  Value on the
Payable Date is equal to 5,127.769  Accumulation Units times $9.75 (Accumulation
Unit Value as of the Payable Date) for a Contract Value of $49,995.75  after the dividend reinvestment.

SBL will deduct the  Mortality  and Expense  Risk Charge  applicable  to Annuity
Options  1  through  4, 7 and 8 after  the  Annuity  Start  Date as shown on the
Contract Data page. This charge is factored into the Annuity Unit Values on each
Valuation Date.  Monthly dividends are payable after the Annuity Start Date only with respect to Annuity Options 5 and 6.

ADMINISTRATION CHARGE

SBL will deduct the Administration  Charge shown on page 3 against your Contract
Value held in the  Subaccounts.  This charge will be computed and deducted  from each  Subaccount  on each  Valuation  Date.  This  charge is  factored  into the
Accumulation Unit and Annuity Unit Values on each Valuation Date. This charge is guaranteed not to increase.

ACCOUNT ADMINISTRATION CHARGE

SBL will  deduct the  Account  Administration  Charge  ("Account  Charge")  from
Contract  Value as shown on page 3. SBL will allocate the Account  Charge to the
Accounts in the same  proportion  that  Contract  Value is  allocated  among the
Accounts.  The  Account  Charge  and other  charges  may be  waived  or  reduced uniformly on all Contracts issued under certain plans or arrangements  which are expected to result in administrative cost savings. This charge is guaranteed not to increase.

PREMIUM TAX EXPENSE

SBL  reserves the right to deduct  Premium tax when due or any time  thereafter.
SBL will  allocate the Premium tax to the Accounts in the same  proportion  that
Contract Value is allocated among the Accounts.

WITHDRAWAL CHARGES

Purchase Payments are subject to a Withdrawal Charge,  which is shown on page 3.
The  Withdrawal  Charge may apply to amounts you withdraw  under your  Contract, depending on the length of time each Purchase Payment has been allocated to your
Contract and the amount you withdraw.  SBL does not apply the Withdrawal  Charge on:

  *  Death benefit proceeds;

  *  Annuity Payments under one of Annuity Options 1 through 4 or 8;

  *  Annuity  Payments  under one of Annuity  Options 5 through 7; provided that
     Annuity Payments are made for a period of at least 7 years.

The amount of the Withdrawal  Charge depends on how long your Purchase  Payments are held under the  Contract.  Each  Purchase  Payment you make is considered to have a certain  "age,"  depending  on the  length of time  since  that  Purchase
Payment was effective.  A Purchase Payment is "age one" in the year beginning on the date the purchase  payment is Received by SBL and increases in age each year thereafter.  When you withdraw an amount,  the "age" of any Purchase Payment you withdraw  determines  the level(s) of Withdrawal  Charge as shown on page 3. For the  purpose of  calculating  Withdrawal  Charge,  SBL assumes  that  withdrawal amounts  will be  applied  to  Purchase  Payments  first in the  order  Purchase
Payments were received.  The Withdrawal Charge will be deducted  proportionately from each Account  selected for  Withdrawal.  This charge is  guaranteed  not to increase.

FREE WITHDRAWALS

During a Contract Year,  you may make Free  Withdrawals,  which are  Withdrawals that are not subject to the Withdrawal  Charge.  The amount of Free  Withdrawals available in any Contract Year is determined as follows.  In the first  Contract
Year, the amount is equal to:

   (1)  cumulative purchase payments; times

   (2)  the Free Withdrawal percentage shown on page 3; less

   (3)  any Free Withdrawals made during the Contract Year.

The amount of Free Withdrawals in subsequent Contract Years is equal to:

   (1)  Contract Value as of the first day of the current Contract Year; times

   (2)  the Free Withdrawal percentage shown on page 3; less

   (3)  any Free Withdrawals made during the Contract Year.

Unused Free  Withdrawal  amounts are not carried from one  Contract  Year to the next.  Free  Withdrawals  do  not  reduce  Purchase  Payments  for  purposes  of calculating the Withdrawal Charge on future Withdrawals.

MUTUAL FUND EXPENSES

Each  Subaccount  invests in shares of a mutual  fund.  The net asset  value per share of each underlying fund reflects the deduction of any investment  advisory and administration  fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Subaccount, but are paid by the underlying funds. The Owner indirectly bears a pro rata share of such fees and expenses. An underlying  fund's fees and expenses are not  specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS

A full or partial  Withdrawal of Separate  Account  Contract Value is allowed at any time prior to the Annuity Start Date while the Owner is living.  Withdrawals will be effected as of the end of the Valuation  Period in which the  Withdrawal request is  Received  by SBL,  and  payment  will be made  within the time frame required by  applicable  law.  Withdrawals  normally will be effective as of the close of the Valuation  Period during which we receive your proper request.  Any
Withdrawal  will  reduce  Contract  Value by the amount of the  Withdrawal,  any
Withdrawal Charges  attributable to the Withdrawal,  and any Premium tax and pro rata Account Charge.

Upon the Owner's  request  for a full  Withdrawal,  SBL will pay the  Withdrawal
Value  in a lump  sum,  and the  Contract  will  terminate.  If you  make a full withdrawal,  we  require  return  of your  Contract  or a signed  Lost  Contract
Affidavit with your proper request.

All Withdrawals must meet the following conditions.

   1.  The  request for  Withdrawal  must be Received by SBL in writing or under other methods allowed by SBL, if any;

   2.  The Owner must apply prior to the Annuity  Start Date while this Contract is in force, unless one of Annuity Options 5, 6 or 7 is elected; and

   3.  The  amount  withdrawn  must  be  at  least  $500,  except  upon  a  full
       Withdrawal.

PARTIAL WITHDRAWALS

A partial  Withdrawal  request  must state the  allocations  for  deducting  the
Withdrawal from each Account. If no allocation is specified, SBL will deduct the
Withdrawal  from the  Accounts in the same  proportion  that  Contract  Value is allocated among the Accounts.  If your partial  Withdrawal  causes your Contract
Value to be less than $5,000 immediately after the Withdrawal,  we may terminate your Contract and send you the Withdrawal proceeds.

SYSTEMATIC WITHDRAWALS

Systematic Withdrawals are automatic periodic Withdrawals from Contract Value in substantially equal amounts prior to the Annuity Start Date. To start Systematic
Withdrawals,  you must make the request in writing, stating the type of payment, its  frequency  and  allocations  for  such  Withdrawals.  If no  allocation  is specified,  SBL will deduct Systematic Withdrawals from the Accounts in the same proportion that Contract Value is allocated among the Accounts.

The type of payment may be:

   (1)  in a fixed amount;

   (2)  in Level Payments calculated by SBL;

   (3)  for a specified period;

   (4)  a specified percentage;

   (5)  earnings only; or

   (6)  based  upon  the  life  expectancy  of  the  Owner  or the  Owner  and a beneficiary.

The payment frequency may be:

   (1)  monthly;

   (2)  quarterly;

   (3)  semiannually; or

   (4)  annually.

The minimum  Systematic  Withdrawal amount is $100 per payment.  You may stop or change  Systematic  Withdrawals  upon proper written request  Received by SBL at least 30 days in advance of the requested  date of  termination  or change.  SBL reserves  the right to stop,  modify or suspend  Systematic  Withdrawals  at any time.

WITHDRAWAL VALUE

The  Withdrawal  Value is the amount  available for  Withdrawal.  The Withdrawal
Value as of the close of any Valuation Date is the Contract Value less:

   (1)  any Withdrawal Charges;

   (2)  any pro rata Account Charge; and

   (3)  any Premium tax due or paid by SBL.

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT

A Death  Benefit  will be paid upon the death of the Owner  prior to the Annuity
Start Date while this  Contract is in force.  The Death  Benefit will be paid to the Designated  Beneficiary when due Proof of Death and  instructions  regarding payment are Received by SBL.

If the age of each  Owner was 80 or  younger  on the  Contract  Date,  the Death
Benefit is equal to the greater of:

   (1)  the sum of all Purchase Payments made by the Owner, less any Premium tax due or paid by SBL  with  respect  to your  Contract,  less any pro rata
        Account  Charge,  and  less  the  sum of  all  partial  Withdrawals  and
        Withdrawal Charges deducted from your Contract Value; or

   (2)  your Contract  Value as of the date due Proof of Death and  instructions regarding  payment are Received by SBL, less any Premium tax due or paid by SBL with respect to your Contract, less any pro rata Account Charge.

Notwithstanding the foregoing,  if any Owner was age 81 or older on the Contract
Date,  or if due  proof of death  and  instructions  regarding  payment  are not
Received  by SBL within six months of the date of the Owner's  death,  the Death
Benefit will be as described under (2) above without reference to (1) above.

If a lump sum payment is requested,  the payment will be made in accordance with any laws and regulations that govern the payment of Death Benefits.

PROOF OF DEATH

Any of the following will serve as Proof of Death of the Owner:

   1.  certified copy of the death certificate;

   2.  certified  decree of a court of competent  jurisdiction as to the finding of death;

   3.  written statement by a medical doctor who attended the deceased Owner; or

   4.  any proof accepted by SBL.

DISTRIBUTION RULES

In the event of an Owner's  death  prior to the Annuity  Start Date,  the entire
Death Benefit shall be paid within 5 years after the death of the Owner,  except as provided below.  In the event that the Beneficiary  elects an Annuity Option, the length of time for payment of the benefit may be longer than 5 years if:

   1.  The Designated Beneficiary is a natural person;

   2.  The Death Benefit is paid out under one of Annuity Options 1 through 8;

   3.  Payments  are made over a period  that does not  exceed  the life or life expectancy of the Beneficiary; and

   4.  Payments begin within one year of the death of the Owner.

If the deceased  Owner's spouse is the sole Designated  Beneficiary,  the spouse shall become the sole Owner of the Contract. He or she may elect to:

   (1)  keep the Contract in force until the sooner of the spouse's death or the
        Annuity Start Date; or

   (2)  receive the Death Benefit.

If any Owner dies on or after the Annuity  Start Date,  Annuity  Payments  shall continue  to be paid at least as rapidly  as under the  method of payment  being used as of the date of the Owner's death.

If the Owner is a  Nonnatural  Person,  the  distribution  rules set forth above apply in the event of the death of, or change in, the  Annuitant.  This Contract is deemed to include any provision of Section 72(s) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor  provision.  This Contract is also deemed to include any other  provision of the Code deemed  necessary by SBL in its sole judgment, to qualify this Contract as an annuity. The application of the  distribution  rules will be made in accordance  with Code section 72(s), or any successor provision, as interpreted by SBL in its sole judgment.

The foregoing distribution rules do not apply to a Contract, which is:

   (1)  provided under a plan described in Code section 401(a) or 403(b);

   (2)  an  individual  retirement  annuity  or  provided  under  an  individual retirement account or annuity; or

   (3)  otherwise exempt from the Code section 72(s) distribution rules.

--------------------------------------------------------------------------------
ANNUITY BENEFIT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY START DATE

The  Annuity  Start  Date is the date as of which the first  Annuity  Payment is computed  under one of the Annuity  Options.  The  Annuity  Start Date shall not precede the third  Contract  Anniversary.  The Owner may elect the Annuity Start
Date at the time of application.  If no Annuity Start Date is selected, SBL will use the later of the:

   (1)  the oldest Annuitant's seventieth birthday; or

   (2)  the tenth Contract Anniversary.

The Annuity Start Date must be prior to the oldest Annuitant's 95th birthday.

CHANGE OF ANNUITY START DATE

The Owner may change the Annuity  Start  Date.  A request for the change must be made in writing.  The written  request  must be received by SBL at least 30 days prior to the new  Annuity  Start Date as well as 30 days  prior to the  previous
Annuity Start Date.

ANNUITY OPTIONS

The Contract provides for Annuity Payments to be made under one of eight Annuity
Options.  Your  Annuity  Option  is shown on page 3.  Options  1 through 4 and 8 generally  provide for  payments to be made during the life of the  Annuitant or
Joint  Annuitants.  Under Options 5 through 7, Annuity  Payments are made to the
Annuitant  and in  the  event  of  the  Annuitant's  death,  to  the  Designated
Beneficiary.

Options 1 through 8 are  available  as either a Fixed or  Variable  Annuity or a combination Fixed and Variable Annuity. The Annuity Options are shown below.

Prior to the  Annuity  Start  Date,  the Owner may  change  the  Annuity  Option selected.  The Owner must  request the change in writing.  This  request must be
Received by SBL at least 30 days prior to the Annuity Start Date.

OPTION 1     LIFE INCOME OPTION:  This option provides  Annuity Payments for the life of the  Annuitant.  Upon the  Annuitant's  death,  no  further
             Annuity Payments will be made.

OPTION 2     LIFE INCOME  WITH  PERIOD  CERTAIN  OPTION:  This  option  provides
             Annuity  Payments for the life of the Annuitant.  A fixed period of
             5, 10, 15 or 20 years may be chosen.  Annuity Payments will be made to the end of this period even if the  Annuitant  dies prior to the end of the period.  If the Annuitant  dies before  receiving all of the Annuity Payments during the fixed period, the remaining Annuity
             Payments  will be  made to the  Designated  Beneficiary.  Upon  the
             Annuitant's  death  after the period  certain,  no further  Annuity
             Payments will be made.

OPTION 3     LIFE INCOME WITH  INSTALLMENT  OR UNIT REFUND  OPTION:  This option provides  Annuity  Payments for the life of the  Annuitant,  with a period  certain  determined by dividing the Annuity Start Amount by the amount of the first Annuity Payment.  A fixed number of Annuity
             Payments will be made even if the Annuitant  dies. If the Annuitant dies before  receiving  the fixed number of Annuity  Payments,  any
             remaining   Annuity   Payments  will  be  made  to  the  Designated
             Beneficiary. If the Annuitant dies after receiving the fixed number of Annuity Payments, no further Annuity Payments will be made.

OPTION 4     JOINT  AND LAST  SURVIVOR  OPTION:  This  option  provides  Annuity
             Payments  for the  lives  of the  Annuitant  and  Joint  Annuitant.
             Annuity Payments will be made as long as either is living. Upon the death of one Annuitant,  Annuity Payments continue to the surviving
             Joint  Annuitant at the same or a reduced  level of 75%, 66 2/3% or
             50% of Annuity  Payments,  as elected by the Owner. With respect to
             Fixed Annuity Payments, the amount of the Annuity Payment, and with respect to Variable Annuity  Payments,  the number of Annuity Units used to determine the Annuity  Payment,  is reduced as of the first
             Annuity Payment  following the  Annuitant's  death. In the event of the death of one Annuitant,  the surviving  Joint Annuitant has the right to exercise all rights under the Contract.  Upon the death of the last Annuitant, no further Annuity Payments will be made.

OPTION 5     FIXED PERIOD OPTION:  This option provides  Annuity  Payments for a fixed number of years  between 5 and 20. If the  Contract  Value is held in the Fixed Account,  then the amount of the Annuity Payments
             will  vary  as  a  result  of  the   interest   rate  (as  adjusted
             periodically)  credited on Fixed Account Contract Value.  This rate is guaranteed to be no less than the  Guaranteed  Rate set forth on page 3. The amount of each Fixed  Annuity  Payment is determined by dividing Fixed Account  Contract Value on the Annuity  Payment date by the number of remaining Annuity Payments.  If the Contract Value is held in the  Separate  Account,  then the amount of the  Annuity
             Payments will vary as a result of the investment performance of the
             Subaccounts  chosen. The amount of each Variable Annuity Payment is determined  by  multiplying  the  Accumulation  Unit  Value  on the
             Annuity  Payment date by the result of dividing total  Accumulation
             Units by the number of remaining Annuity Payments. If the Annuitant dies before  receiving  the fixed number of Annuity  Payments,  any
             remaining   Annuity   Payments  will  be  made  to  the  Designated
             Beneficiary.

OPTION 6     FIXED PAYMENT OPTION:  This option provides for Annuity Payments of a fixed  amount  selected  by the Owner.  This amount is paid until
             Contract  Value is exhausted.  If the Contract Value is held in the
             Fixed Account,  then the number of Annuity  Payments will vary as a result of the interest rate (as adjusted  periodically) credited on
             Fixed Account Contract Value. This rate is guaranteed to be no less then the Guaranteed Rate set forth on page 3. If the Contract Value is held  in the  Separate  Account,  then  the  number  of  Annuity
             Payments will vary as a result of the investment performance of the
             Subaccounts  chosen.  If the Annuitant dies before receiving all of the Annuity  Payments,  any remaining Annuity Payments will be made to the Designated Beneficiary.

OPTION 7     PERIOD CERTAIN OPTION:  This option provides Annuity Payments for a fixed  period of 5, 10, 15 or 20 years.  Annuity  Payments  will be made until the end of this period.  If the Annuitant  dies prior to the end of the period,  the remaining Annuity Payments will be made to the Designated Beneficiary.

OPTION 8     JOINT AND CONTINGENT  SURVIVOR OPTION: This option provides Annuity
             Payments for the life of the primary  Annuitant.  Annuity  Payments will  be  made  to the  primary  Annuitant  as long as he or she is living.  Upon the death of the primary Annuitant,  Annuity Payments will be made to the  contingent  Annuitant  as long as he or she is living. If the contingent Annuitant is not living upon the death of the primary Annuitant, no further payments will be made.

ANNUITY START AMOUNT

Annuity  Start Amount  allocated  to the Fixed  Account is applied to purchase a
Fixed  Annuity and that  allocated to the  Subaccounts  is applied to purchase a
Variable  Annuity.  For Annuity  Options 1 through 4, 7 and 8, the Annuity Start
Amount is divided by $1,000,  and the  result is  multiplied  by the  applicable amount in the Annuity Tables to determine the minimum guaranteed monthly Annuity
Payment with respect to a Fixed  Annuity or the first  monthly  Annuity  Payment with respect to a Variable Annuity.

FIXED ANNUITY PAYMENTS

With  respect to Fixed  Annuity  Payments,  the amount set forth in the  Annuity
Tables as adjusted  for the rate of  interest  credited by SBL, is the amount of each  monthly  Annuity  Payment  for  Annuity  Options 1 through 4, 7 and 8. For
Options 5 through 7, Fixed Annuity Payments are based on Contract Value.

VARIABLE ANNUITY PAYMENTS

With respect to Variable Annuity  Payments,  the amount set forth in the Annuity
Tables,  as adjusted for the Assumed  Interest  Rate, is the amount of the FIRST monthly  Annuity Payment for Annuity Options 1 through 4, 7 and 8. The amount of each Annuity  Payment  after the first for these options is computed by means of
Annuity Units.  For Options 5 through 7, Variable  Annuity Payments are based on
Contract Value. Variable Annuity Payments will fluctuate with the performance of the Subaccount(s).

ANNUITY TABLES

The amounts set forth in the Annuity Tables for Annuity  Options 1 through 4 and
8 depend on the age of the  Annuitant  or the Joint  Annuitants  on the  Annuity
Start Date. The Annuity Tables are modified to reflect:

   (1)  the Assumed Interest Rate for Variable Annuity Payments; or

   (2)  the rate of  interest  in effect  on the  Annuity  Start  Date for Fixed
        Annuity Payments.

The rate of interest for Fixed  Annuity  Payments is  guaranteed  not to be less than the  Guaranteed  Rate set forth on page 3. The Annuity  Tables  contain the amount of  monthly  Annuity  Payment  per $1,000 of Annuity  Start  Amount.  The
Annuity Tables state values for the exact ages shown.

The values will be  interpolated  based on the exact age(s) of the  Annuitant or
Joint  Annuitants on the Annuity Start Date. The basis of the Annuity Tables for
Options 1 through 4 and 8 and the Assumed Interest Rate are set forth on page 3.
The Annuity Table for Option 7 is determined without reference to the age of the
Annuitant  and is based upon the Assumed  Interest  Rate.  Annuity  Payments for
Options 5 and 6 are  computed  without  reference  to the  Annuity  Tables.  The
Annuity  Tables  are  used  in  accordance  with  generally  accepted  actuarial principles.

ANNUITY PAYMENTS

No Annuity Option can be selected that requires SBL to make Annuity  Payments of less than  $100.00.  Each  Annuity  Option  allows for making  Annuity  Payments annually,  semiannually,  quarterly or monthly.  Annuity  Payments due on a date other  than a  Valuation  Date,  are  paid as of the end of the  next  following
Valuation Date.

ANNUITY UNITS

On the Annuity Start Date, the amount of the first Variable  Annuity  Payment is divided by the  Annuity  Unit Value as of that date to  determine  the number of
Annuity Units to be used in  calculating  subsequent  Annuity  Payments.  If the
Annuity  Start  Amount  was  allocated  to more than one  Subaccount,  the first
Variable  Annuity Payment will be allocated to each Subaccount in the percentage corresponding  to the allocation of Annuity Start Amount.  The number of Annuity
Units for each  Subaccount  is then  found by  dividing  the amount of the first
Variable Annuity Payment  allocated to that Subaccount by the Annuity Unit Value for the  Subaccount on the Annuity  Start Date.  The number of Annuity Units for the  Subaccount  then remains  constant,  unless a Transfer of Annuity  Units is made.  After the first  Variable  Annuity  Payment,  the  dollar  amount of each subsequent  Annuity Payment is equal to the sum of the payment amount determined for each  Subaccount.  The payment  amount for each  Subaccount  is equal to the number of Annuity Units allocated to that  Subaccount  multiplied by the Annuity
Unit Value as of the date of the Annuity Payment.

An example of an initial Variable Annuity Payment calculation for a male, age 60 is as follows:

                                                               $100,000
Annuity Start Amount = $100,000                                --------   = 100
                                                                $1,000

Amount determined by reference in 1999 to Annuity
  Table for a male, age 60 under Option 1                       $4.00
First Variable Annuity Payment                               100 x $4.00  = $400

                                 FIRST
                                VARIABLE       ANNUITY            NUMBER OF
                  ANNUITY       ANNUITY       UNIT VALUE        ANNUITY UNITS
                START AMOUNT    PAYMENT       ON ANNUITY      USED TO DETERMINE
SUBACCOUNT       ALLOCATION    ALLOCATION     START DATE     SUBSEQUENT PAYMENTS
----------      ------------   ----------     ----------     -------------------
Growth              50%         $200.00    /    $1.51     =       132.4503
Growth-Income       50%         $200.00    /    $1.02     =       196.0784

An  example of a  subsequent  Variable  Annuity  Payment  calculation  using the assumptions above is as follows:

                                          ANNUITY UNIT
                                        VALUE ON DATE OF         NEW ANNUITY
SUBACCOUNT         ANNUITY UNITS       SUBSEQUENT PAYMENT       PAYMENT AMOUNT
----------         -------------       ------------------       --------------
Growth               132.4503      x          $1.60         =      $211.92
Growth-Income        196.0784      x          $1.10         =      $215.69
                                                                   -------
                                                                   $427.61

ANNUITY UNIT VALUE

The Annuity  Unit Value for each  Subaccount  was first set by SBL.  The Annuity
Unit  Value for any  subsequent  Valuation  Date is equal to (a) times (b) times
(c), where:

   (a)  is the Annuity Unit Value on the immediately preceding Valuation Date:

   (b)  is the Net Investment Factor for the day;

   (c)  is a factor  used to adjust for the Assumed  Interest  Rate set forth on the page 3 which is used to determine Variable Annuity Payment amounts.

ALTERNATE ANNUITY OPTION RATES

SBL may,  at the time of  election of an Annuity  Option,  offer more  favorable rates in lieu of the guaranteed rates shown in the Annuity Tables.

V6029B (11-00)U

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*  Investment Experience is Reflected in Benefits

*  Variable and Fixed Accumulation  Before the Annuity Start Date;  Variable and
   Fixed Annuity Payments Thereafter

*  Death Benefit Proceeds are Payable Before the Annuity Start Date

*  This Contract is Non-Participating

BENEFITS  AND VALUES  PROVIDED  BY THIS  CONTRACT  MAY BE ON A  VARIABLE  BASIS.
AMOUNTS DIRECTED INTO ONE OR MORE OF THE SUBACCOUNTS WILL REFLECT THE INVESTMENT
EXPERIENCE OF THOSE SUBACCOUNTS.  THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE
NOT GUARANTEED AS TO DOLLAR AMOUNT. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS"
AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBL LOGO]
                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                  700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461

V6029Z (11-00)U